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                              POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Bullock and Dennis J. McFadden (each with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-1 of Endocardial Solutions, Inc. and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, lawfully do or cause to be done by virtue hereof.

       Signature                       Title                           Date
       ---------                       -----                           ----



------------------------    President, Chief Executive            June __, 1997
James W. Bullock            Officer and Director (principal
                            executive officer)


/s/ Dennis J. McFadden
------------------------    Chief Financial Officer and           June 30, 1997
Dennis J. McFadden          Vice President, Finance
                            (principal financial and
                            accounting officer)


/s/ Graydon E. Beatty
------------------------    Director                              June 30, 1997
Graydon E. Beatty


/s/ Ronald H. Kase
------------------------    Director                              June 30, 1997
Ronald H. Kase


/s/ Peter H. McNerney
------------------------    Director                              June 30, 1997
Peter H. McNerney


/s/ James E. Daverman
------------------------    Director                              June 27, 1997
James E. Daverman


/s/ Robert G. Hauser, M.D.
------------------------    Director                              June 30, 1997
Robert G. Hauser, M.D.


/s/ Steven R. LaPorte
------------------------    Director                              June 27, 1997
Steven R. LaPorte